UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 7, 2007

VIEWPOINT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27168	95-4102687
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

498 Seventh Avenue, Suite 1810, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 201-0800

______________________________N/A______________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

     As previously disclosed, The Nasdaq Stock Market (“Nasdaq”) notified Viewpoint Corporation (the “Company”) on November 27, 2006 that the Company’s common stock could be delisted from Nasdaq for failure to maintain a minimum bid price of $1.00 and that the Company had until May 29, 2007 to regain compliance with the listing standards of The Nasdaq Global Market. On May 24, 2007, the Company received written notification from Nasdaq that the Staff had approved the Company’s application to transfer the listing of the Company’s common stock from The Nasdaq Global Market to The Nasdaq Capital Market. The Company’s securities commenced trading on The Nasdaq Capital Market effective May 29, 2007.

On June 6, 2007, the Company received notification from Nasdaq that the Company has regained compliance with Nasdaq’s continued listing requirements under Marketplace Rule 4310(c)(4). The notification provided that the closing bid price of the Company’s common stock has been at $1.00 per share or greater for at least 10 consecutive business days and, accordingly, Nasdaq advised the Company that this matter is now closed.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release issued by the Company on June 7, 2007.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT CORPORATION

/s/ Andrew J. Graf
Andrew J. Graf
EVP and General Counsel

Dated: June 7, 2007